Dollar Financial Corp. Comments on Recent FDIC Guidance

BERWYN, Pa.--(BUSINESS WIRE)--March 3, 2005--Dollar Financial Corp. ("Dollar" or the "Company"), (NASDAQ:DLLR) comments on the March 2, 2005 Federal Deposit Insurance Corporation's ("FDIC") revised Guidance for Payday Lending to FDIC-supervised institutions that offer payday loans.

Dollar is an international financial services company with a diversified product portfolio in the 1,130 stores in operation as of December 31, 2004. The Company has substantial operations in the United Kingdom and Canada, which are not impacted by this recent Guidance. Dollar has relationships with two FDIC-supervised banks, First Bank of Delaware and County Bank of Rehoboth Beach, Delaware, pursuant to which the Company markets and services payday loans in the U.S. For the six months ended December 31, 2004, Dollar realized $26.0 million of net servicing revenue from these two relationships, which represents 18.8% of Dollar's total revenue of $138.5 million for the six months ended December 31, 2004.

Jeff Weiss, Dollar's Chief Executive Officer, stated, "Our long-term strategy has been and continues to be built around having a strong product mix in a diversified set of international markets. This strategy provides us with a diverse base of revenue growth opportunities. We have not had time to complete a detailed review and assessment of the Guidance with our partners at First Bank and County Bank and, as such, it is premature for us to comment on the financial impact the modifications to the Guidance will have on our agency relationships with these banks. We expect that the impact, if any, of the Guidance on our store operations will be manageable and we are confident in the sustainability of our business model. The Guidance is in large measure similar to the FDIC's original examination guidance issued in July 2003, with the added provision that limits the period a customer may have payday loans outstanding from any lender to three months during the previous twelve month period. The Guidance also reiterates that Federal law authorizes Federal and state-chartered insured depository institutions to export their home state's interest rates to other states in which they do business and acknowledges that these institutions may do so through arrangements with third parties."

About Dollar Financial Corp.

Dollar Financial Corp. is a leading international financial services company serving under-banked consumers. Its customers are typically lower- and middle-income working-class individuals who require basic financial services but, for reasons of convenience and accessibility, purchase some or all of their financial services from us rather than from banks and other financial institutions. To meet the needs of these customers, we provide a range of consumer financial products and services primarily consisting of check cashing, short-term consumer loans, Western Union money order and money transfer products, reloadable VISA branded debit cards, electronic tax filing and bill payment services.

As of February 28, 2005, we operate a network of 1,146 stores, including 671 company-operated stores, in 16 states, the District of Columbia, Canada and the United Kingdom. Our store network is the largest network of its kind in each of Canada and the United Kingdom and the second-largest network of its kind in the United States. Our customers, many of whom receive income on an irregular basis or from multiple employers, are drawn to our convenient neighborhood locations, extended operating hours and high-quality customer service. Our products and services, principally our check cashing and short-term consumer loan program, provide immediate access to cash for living expenses or other needs. Our website is found at www.dfg.com.

Forward Looking Statement

This news release contains forward-looking statements, including statements regarding the impact of the FDIC Guidance on payday lending. These forward-looking statements involve risks and uncertainties, including risks related to the impact of the FDIC Guidance on the Company's business, results of operations, financial condition and prospects. There can be no assurance that the FDIC Guidance or other Federal, state or foreign legislative or regulatory activities affecting the Company or the banks with which the Company does business will not negatively impact the Company's operations. A more complete description of these and other risks, uncertainties and assumptions is included in our filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in our recent final prospectus from the Company's initial public offering filed with the SEC on January 31, 2005. You should not place undue reliance on any forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

    CONTACT: Dollar Financial Corp.
             Mark McCall
             Financial Dynamics
             212-850-5641

    SOURCE: Dollar Financial Corp.